THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY
SERVICES                                                          FINAL 07/29/96
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-E

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP # 126691

                                        Distribution Date               07/25/96

                                                                        SINGLE                    TOTAL
Reduction of the Stated Amount                                         CERTIFICATE                AMOUNT
of Certificates
Class A-1 Certificates.                             TJ3               $63.38172841            $922,297.89
Class A-2 Certificates.                             TK0                $0.00000000                  $0.00
Class A-3 Certificates.                             TL8                $0.00000000                  $0.00
Class A-4 Certificates.                             TM6                $0.59914609             $11,508.37
Class A-5 Certificates.                             TN4                $0.00000000                  $0.00
Class PO Certificates.                              TP9                $0.83153175                 $41.89
Class A-R Certificates.                             TU8                $0.00000000                  $0.00
Class X Certificates.                               TQ7                $0.00000000                  $0.00
Class B-1 Certificates.                             TR5                $0.59914567              $9,262.03
Class B-2 Certificates.                             TS3                $0.59914609              $3,307.87
Class B-3 Certificates.                             TTl                $0.59914556              $1,984.72
Class B-4 Certificates.                             N/A                $0.59914806              $1,124.68
Class B-5 Certificates.                             N/A                $0.59913934                $396.94
Class B-6 Certificates.                             N/A                $0.59914821              $1,124.68

                                                                             Total             951,049.07

Aggregate amount of any
Principal Prepayments

                                            SINGLE                    TOTAL
Amounts distributed representing          CERTIFICATE                AMOUNT
interest
Class A-1 Certificates.                   $3.74412938              54,482.62
Class A-2 Certificates.                   $5.77499999             571,075.26
Class A-3 Certificates.                   $5.83333328             287,189.61
Class A-4 Certificates.                   $5.82395688             111,866.29
Class A-5 Certificates.                   $0.00000000                   0.00
Class PO Certificates.                    $0.00000000                   0.00
Class A-R Certificates.                   $0.00000000                   0.00
Class X Certificates.                     $1.17795411             255,971.97
Class B-1 Certificates.                   $5.82395718              90,030.97
Class B-2 Certificates.                   $5.82395606              32,153.91
Class B-3 Certificates.                   $5.82395797              19,292.35
Class B-4 Certificates.                   $5.82395910              10,932.34
Class B-5 Certificates.                   $5.82395622               3,858.47
Class B-6 Certificates.                   $5.82395517              10,932.33

                                                Total           1,447,786.12


Amount of shortfall which is less
than the full amount that would be
distributed:
                           Principal                                       0.00
                           Interest                                        0.00



Stated Amount of Certificates after
after this Distribution                              ORIGINAL              SINGLE                  TOTAL
                                                     BALANCE             CERTIFICATE              AMOUNT
Class A-1 Certificates,                           14,551,479.00         $583.08664088          $8,484,773.01
Class A-2 Certificates.                           98,887,491.00       $1,000.00000000         $98,887,491.00
Class A-3 Certificates.                           49,232,505.00       $1,000.00000000         $49,232,505.00
Class A-4 Certificates.                           19,207,953.00         $997.79346555         $19,165,569.99
Class A-5 Certificates.                           10,200,000.00       $1,023.53829510         $10,440,090.61
Class PO Certificates.                                50,376.91         $997.21380291             $50,236.55
Class A-R Certificates.                                  100.00           $0.00000000                  $0.00
Class X Certificates.                            217,302,158.28         $972.74095326        $211,378,708.59
Class B-1 Certificates.                           15,458,728.00         $997.79346464         $15,424,617.77
Class B-2 Certificates.                            5,520,974.00         $997.79346543          $5,508,791.78
Class B-3 Certificates.                            3,312,584.00         $997.79346577          $3,305,274.67
Class B-4 Certificates.                            1,877,132.00         $997.79345832          $1,872,990.03
Class B-5 Certificates.                              662,517.00         $997.79347549            $661,055.14
Class B-6 Certificates.                            1,877,131.55         $997.79345779          $1,872,989.58

                                                                             Total         214,906,385.13

The Pool Stated Principal Balance                   214,906,385.13
for the following Distribution
Date:


Senior Percentage for the                           87.0739281917%
following Distribution Date

Subordinated Percentage for the                     12.9260718083%
following Distribution Date


Amount of the Master Servicing                           68,866.31
Fees paid to or retained by the
Master Servicer with respect to
such Distribution Date



Pass-Through Rate for each such
Class of Certificates
Class A-1 Certificates.                                   6.95000%
Class A-2 Certificates.                                   6.93000%
Class A-3 Certificates.                                   7.00000%
Class A-4 Certificates.                                   7.00000%
Class A-5 Certificates.                                   7.00000%
Class PO Certificates.                                         N/A
Class A-R Certificates.                                        N/A
Class X Certificates.                                     1.44708%
Class B-1 Certificates.                                   7.00000%
Class B-2 Certificates.                                   7.00000%
Class B-3 Certificates.                                   7.00000%
Class B-4 Certificates.                                   7.00000%
Class B-5 Certificates.                                   7.00000%
Class B-6 Certificates.                                   7.00000%




Amount of Advances included in the                       33,573.46
distribution on this Distribution
Date

Aggregate amount of Advances                             33,573.46
outstanding as of the close of
business on such Distribution Date.

A. The number and aggregate
principal amounts of Mortgage
Loans delinquent

                      30 to 59 days         29         3,080,522.83
                      60 to 89 days          2           412,093.44
                         90 or more          7           654,238.65

B. The number and aggregate
principal amounts of Mortgage
Loans in foreclosure

                      In foreclosure          4           416,260.25

Loan number and Stated Principal
Balance for any Mortgage loan that
became an REO Property during the
preceding calendar month.                     0                 0.00

Total number and principal balance                              0.00
of any REO Properties as of the
close of
business on the Determination Date
preceding such Distribution Date.

Senior Prepayment Percentage for
following Distribution Date                          100.000000000000%

Aggregate amount of Realized
Losses incurred during preceding
month
Aggregate amount of Realized                                      0.00
Losses through Distribution Date

Special Hazard Loss Coverage Amount                       2,208,390.00
Required Fraud Loss Coverage                              6,625,169.00
Current Bankruptcy Coverage                                 100,000.00